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                                                                   EXHIBIT 99(d)


                                     CONSENT

     Each of the undersigned hereby consents to being named as a prospective director of Peoples Heritage Financial Group, Inc. (Peoples Heritage) in the Registration Statement on Form S-4 filed by Peoples Heritage with the Securities and Exchange Commission in connection with the proposed acquisition of Banknorth Group, Inc., to which this Consent is an Exhibit, and in any amendments (including post-effective amendments) thereto.


Date: January 25, 2000                         /s/ Thomas J. Amidon
                                                   -----------------------------
                                                   Name: Thomas J. Amidon


Date: January 25, 2000                         /s/ Susan C. Crampton
                                                   -----------------------------
                                                   Name: Susan C. Crampton


Date: January 25, 2000                         /s/ George W. Dougan
                                                   -----------------------------
                                                   Name: George W. Dougan


Date: January 25, 2000                         /s/ Luther F. Hackett
                                                   -----------------------------
                                                   Name: Luther F. Hackett


Date: January 25, 2000                         /s/ Angelo P. Pizzagalli
                                                   -----------------------------
                                                   Name: Angelo P. Pizzagalli


Date: January 25, 2000                         /s/ Patrick E. Welch
                                                   -----------------------------
                                                   Name: Patrick E. Welch